UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 27, 2005

NOVAMED, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	0-26625	36-4116193
(State or other jurisdiction of	(Commission File	(I.R.S. Employer
incorporation or organization)	Number)	Identification No.)

980 North Michigan Avenue, Suite 1620, Chicago, Illinois	60611
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 664-4100.

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Descriptions of the material terms of (i) Mr. Thomas S. Hall’s employment agreement, restricted stock award agreement and stock option agreement and (ii) the NovaMed, Inc. 2005 Restricted Stock Plan are set forth in Item 5.02 below and are incorporated herein by this reference.

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On October 27, 2005, NovaMed, Inc. (the “Company”) announced that its board of directors named Mr. Hall as President and Chief Executive Officer, effective as of November 14, 2005 (the “Effective Date”). The Company also announced that Mr. Hall will join the Company’s board of directors on the Effective Date. A copy of the press release announcing the employment of Mr. Hall and certain other matters referred to herein is filed as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

Mr. Hall, age 45, previously served as President and Chief Operating Officer of Matria Healthcare, Inc. (Nasdaq: MATR) since April 2003, after having joined Matria in October 2002 as Executive Vice President and Chief Operating Officer. Matria provides comprehensive disease management programs to health plans and employers. From 2000 to 2002, Mr Hall was President and Cheif Executive Officer of TSH & Associates, an independent consulting and management services company. Prior to that, Mr. Hall was President of ADP TotalSource, a division of Automated Data Processing, Inc. Mr. Hall also served in senior management positions with Riscorp, Inc., an insurance holding company, and USAir Express/Chautauqua Airlines. Mr. Hall earned a BA in business from Goshen College and a MBA from Clarkson University.

In connection with the appointment by the Company of Mr. Hall as its President and Chief Executive Officer, NovaMed Management Services, LLC, a wholly-owned subsidiary of the Company, and Mr. Hall entered into an Employment Agreement (the “Employment Agreement”), dated as of October 27, 2005 and effective as of the Effective Date, regarding the terms of Mr. Hall’s employment.

The Employment Agreement provides that Mr. Hall will receive an annual base salary of $500,000 and is eligible to receive an annual discretionary bonus based on performance targets established by the compensation committee pursuant to the Company’s executive incentive compensation plan. Mr. Hall’s initial target bonus for the 2006 calendar year shall be 50% of his annual base salary. Mr. Hall will also be awarded a one-time bonus of $142,500 within one (1) week of the Effective Date, which represents one-half of the bonus earned, but not received, by Mr. Hall while employed by his former employer during 2005.

The Employment Agreement has a term of four (4) years, with the agreement automatically renewable for successive one year terms unless either party gives written notice not less than sixty (60) days prior to expiration that it/he does not wish to renew. If the Company gives such notice, Mr. Hall shall be entitled to severance benefits upon termination of employment on the same basis as provided for a termination without “Cause” (as defined below). If Mr. Hall gives such notice, the Company shall have no further obligations under the Employment Agreement with respect to Mr. Hall’s employment from and after the expiration of the employment term.

The Company may terminate the Employment Agreement with or without Cause or upon Mr. Hall’s disability. If the Company terminates Mr. Hall for disability or Cause, Mr. Hall is not entitled to receive any salary or other severance after the date of termination. The Company may terminate Mr. Hall for “Cause” under the Employment Agreement if he:  (i) materially breaches any term or condition of the Employment Agreement and fails to cure such breach within a reasonable time; (ii) fails to comply with any of the Company’s written guidelines that it has furnished to Mr. Hall and fails to cure such failure within a reasonable time; (iii) materially fails or willfully refuses to substantially perform his duties and fails to cure such failure or refusal within a reasonable time; or (iv) has committed an act constituting a felony or other act involving dishonesty, disloyalty or fraud against the Company, as reasonably determined by the Company's board of directors.

If the Company terminates Mr. Hall without Cause (including a termination resulting from the Company’s election not to renew the Employment Agreement), Mr. Hall receives severance compensation in a fixed amount equal to his then-current annual base salary for a period of twelve (12) months and a pro rata cash bonus payment, plus health benefits for such period. If Mr. Hall’s employment is terminated following a change in control of the Company by Mr. Hall for good reason or by the Company without Cause (including a termination resulting from the Company’s election not to renew the Employment Agreement), Mr. Hall would receive an amount equal to two (2) times the sum of (i) his annual base salary and (ii) the Target Bonus (equal to the amount of bonus that would have been payable to Mr. Hall based on him attaining 100% of the applicable target measure or, if greater, 50% of his annual base salary) plus health benefits for twenty-four (24) months. If Mr. Hall, for any reason or no reason, terminates his employment within the thirty (30) day period following the one-year anniversary of a change in control, Mr. Hall would receive an amount equal to the sum of (i) his annual base salary and (ii) the Target Bonus, plus health benefits for twelve (12) months.

The Employment Agreement also provides for Mr. Hall’s right to participate in the Company’s employee benefit programs. These programs include hospitalization, disability, life and health insurance. The Employment Agreement imposes on Mr. Hall non-competition restrictions that survive termination of employment and post-termination confidentiality obligations.

In connection with his appointment, Mr. Hall is entitled to participate in the Company’s 2005 Stock Incentive Plan (the “Stock Incentive Plan”). On October 27, 2005, the Company and Mr. Hall entered into a stock option agreement pursuant to which Mr. Hall will be granted, as of the Effective Date, options to purchase 250,000 shares of common stock of the Company (“Common Stock”). Such stock options will be granted under the Stock Incentive Plan on terms and conditions substantially similar to those contained in the form of stock option agreement previously filed by the Company with the Securities and Exchange Commission (“SEC”).

On October 27, 2005, the Company's board of directors adopted the NovaMed, Inc. 2005 Restricted Stock Plan (the “Restricted Stock Plan”). The terms and conditions of the Restricted Stock Plan are similar to the Stock Incentive Plan, but under which Thomas S. Hall is the only participant and pursuant to which only an award of 250,000 restricted shares of Common Stock may be made. A copy of the Restricted Stock Plan was included in the registration statement on Form S-8 filed by the Company with the SEC on October 27, 2005.

On October 27, 2005, the compensation committee of the Company’s board of directors approved the grant to Mr. Hall of 250,000 restricted shares of Common Stock, as of the Effective Date, under the Restricted Stock Plan and pursuant to a Restricted Stock Award Agreement (the “Restricted Stock Agreement”). The grant of restricted shares in recruiting Mr. Hall is made in reliance on Section 4350(i)(1)(A)(iv) of the Nasdaq Marketplace Rules. Unless Mr. Hall’s employment with the Company is terminated (at which time no further restricted shares will vest), (i) one-eighth (1/8th) of the restricted shares will vest on the date six (6) months after the Effective Date and (ii) an additional one-forty-eight (1/48th) of the restricted shares will vest on the last day of each month thereafter. However, all of the restricted shares will vest immediately upon a change in control of the Company if Mr. Hall is employed by the Company or its subsidiaries at the time of such change in control.

In addition, on the first anniversary of the Effective Date, Mr. Hall will be granted options to purchase 125,000 shares of Common Stock. During 2007, contemporaneous with the determination of stock awards for the Company’s other senior management, Mr. Hall shall be granted options to purchase shares of Common Stock up to an amount not to exceed 250,000. The amount of this 2007 grant will be based on the Company’s performance in 2006 relative to the performance criteria jointly established by the compensation committee and Mr. Hall, subject to the final review and approval of the board of directors. The grant of the awards specified in this paragraph shall be contingent on Mr. Hall being employed by the Company or its subsidiaries as of the respective grant dates.

The foregoing descriptions of the Employment Agreement, the Restricted Stock Plan and the Restricted Stock Agreement are qualified in their entirety by reference to the Employment Agreement, the Restricted Stock Plan and the Restricted Stock Agreement filed as Exhibits 10.41, 10.42 and 10.43 hereto, which are hereby incorporated by reference herein.

The Company also announced that its board of directors has appointed Robert J. Kelly to serve as its non-executive Chairman. Mr. Kelly has served as Presiding Director of the Company since March 29, 2005.

ITEM 8.01. OTHER EVENTS.

A copy of the press release announcing the employment of Mr. Hall and certain other matters referred to in Item 5.02 above is filed as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits.

Exhibit No.	Description
10.41	Employment Agreement, dated as of October 27, 2005, by and between NovaMed Management Services LLC and Thomas S. Hall.
10.42	NovaMed, Inc. 2005 Restricted Stock Plan (incorporated by reference to Exhibit 4.2 to NovaMed Inc.’s Registration Statement on Form S-8 filed October 27, 2005 (Registration Statement No. 333-129250)).
10.43	Restricted Stock Award Agreement, dated as of October 27, 2005, between NovaMed, Inc. and Thomas S. Hall.
99.1	Press Release of NovaMed, Inc., dated October 27, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVAMED, INC.

Dated: November 2, 2005	By:	/s/ Scott T. Macomber
Scott T. Macomber
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
10.41	Employment Agreement, dated as of October 27, 2005, by and between NovaMed Management Services LLC and Thomas S. Hall.
10.42	NovaMed, Inc. 2005 Restricted Stock Plan (incorporated by reference to Exhibit 4.2 to NovaMed Inc.’s Registration Statement on Form S-8 filed October 27, 2005 (Registration Statement No. 333-129250)).
10.43	Restricted Stock Award Agreement, dated as of October 27, 2005, between NovaMed, Inc. and Thomas S. Hall.
99.1	Press Release of NovaMed, Inc., dated October 27, 2005.